UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ADVANCED MICRO DEVICES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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One AMD Place

P.O. Box 3453

Sunnyvale, CA 94088-3453

Tel: (408) 723 2400

AN IMPORTANT REMINDER TO VOTE YOUR PROXY

April 13, 2010

Dear Stockholder:

Our records indicate your vote on the 2010 Advanced Micro Devices, Inc., Annual Meeting has not yet been received. The annual meeting of stockholders of AMD will be held at the Hyatt Regency Austin, 208 Barton Springs Road, Austin, Texas, on Thursday, April 29, 2010, at 9:00 a.m. CDT. Please take a moment right now to ensure that your shares are represented at this important meeting.

At the Annual Meeting, you will be asked to: (1) elect nine directors; (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm; and (3) approve the amendment of the AMD 2004 Equity Incentive Plan. Our Board of Directors unanimously recommends that you vote FOR each of these proposals.

YOUR VOTE IS MORE IMPORTANT THAN EVER AT THIS YEAR’S ANNUAL MEETING. PLEASE VOTE TODAY BY TELEPHONE, INTERNET OR BY SIGNING AND MAILING THE ENCLOSED PROXY CARD

Recently, NYSE and SEC rule changes were enacted changing how shares held in brokerage accounts are voted in director elections. If you do not vote your shares on Proposal One (Election of Directors), your broker can no longer vote them for you; your shares will remain unvoted. Previously, if your broker did not receive instructions from you, they were permitted to vote your shares for you in director elections. However, starting January 1, 2010, under changes to NYSE Rule 452, brokers will no longer be allowed to vote uninstructed shares. Therefore, it is very important that you vote your shares for all proposals including the election of directors.

In order to ensure that you have an opportunity to vote, no matter how few or how many shares you may own, we are enclosing an additional proxy card that will allow you to exercise your rights as a stockholder.

RISKMETRICS GROUP, THE NATION’S LEADING PROXY VOTING ADVISORY SERVICE, RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 2004 EQUITY INCENTIVE PLAN.

RiskMetrics Group (RMG), formerly known as Institutional Shareholder Services, is the nation’s leading proxy voting advisory service. RMG provides voting analysis on 20,000 shareholder meetings per year to mutual funds, financial institutions and hedge funds. RMG recommends that stockholders vote FOR Proposal (3) to approve the amendment of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan. In their report, RMG states “A vote FOR this amendment is warranted since the estimated shareholder value transfer of the company’s plans … is equal to the allowable cap for the company.”

Please vote today by telephone or by Internet pursuant to the instructions enclosed. Remember – every share and every vote counts! Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500. If you are a European holder or reside outside North America, please call +44 (0) 203 178 8061 or call collect at the telephone number given above.

We appreciate your support over the years, and would be pleased to talk with you further about the company and why we are excited about AMD’s future prospects.

Thank you in advance for voting promptly.

Sincerely,

Derrick R. Meyer
Chief Executive Officer and President